Exhibit 99.2

Ed Kinney / Jacqueline V. Ader-Grob

Corporate Communications

Marriott Vacations Worldwide

407.206.6278 / 407.513.6950

ed.kinney@mvwc.com /

jacqueline.ader-grob@mvwc.com

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide

407.206.6149

jeff.hansen@mvwc.com

Marriott Vacations Worldwide Corporation Launches as a Separate Public Company

Begins Trading Today on the NYSE Under Ticker Symbol “VAC”

ORLANDO, Fla. – November 22, 2011 – Marriott Vacations Worldwide Corporation (NYSE: VAC), the leading global pure-play vacation ownership company, begins regular way trading today following its spin-off from Marriott International, Inc. (NYSE: MAR) with a one-for-10 distribution of Marriott Vacations Worldwide shares to Marriott International shareholders on November 21, 2011. Recognized as the industry leader, Marriott Vacations Worldwide has a global base of approximately 400,000 Owners and Members across three widely known and respected vacation ownership brands including Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott.

“Marriott Vacations Worldwide is poised to deliver exceptional shareholder value as we become a separate, public company today,” said Stephen P. Weisz, president and chief executive officer. “As an independent company with exclusive rights to the Marriott and Ritz-Carlton brands, we are well positioned to pursue new business opportunities that would not have been possible for us in the past, creating even greater future growth potential as we continue to deliver on our mission of providing unforgettable vacation experiences.”

Since entering the industry in 1984, the company earned its position as a leader and innovator in vacation ownership products. The new company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International, Inc. Today the company offers a diverse portfolio of more than 60 resorts in some of the most highly sought after destinations in the world.

In 2010, Marriott Vacations Worldwide generated approximately $1.6 billion in revenue (including approximately $300 million in cost reimbursements) through vacation ownership sales, resort management, financing and rentals. The company’s key attributes are diversified revenue streams, solid cash flow generation and strong liquidity position, making Marriott Vacations Worldwide an attractive value to its Owners, Members, customers and investors. As of November 21, 2011, Marriott Vacations Worldwide would have nearly 33.7 million basic shares outstanding.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is the leading global pure-play vacation ownership company. Since entering the industry in 1984, Marriott earned its position as a leader and innovator in vacation ownership products. In late 2011, Marriott Vacations Worldwide was established as a separate, public company focusing primarily on vacation ownership experiences. The new company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International, Inc. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and approximately 400,000 Owners and Members. Its brands include: Marriott Vacation Club, Grand Residences by Marriott and The Ritz-Carlton Destination Club. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements about the benefits resulting from the spin-off of Marriott Vacations Worldwide Corporation from Marriott International, Inc., and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other risk factors that Marriott Vacations Worldwide Corporation identifies in its Form 10 registration statement. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 22, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.